                            CERTIFICATE OF AMENDMENT
                               STOCK CORPORATION
                      Office of the Secretary of the State
  30 Trinity Street / P.O. Box 150470 / Hartford, CT  06115-0470 / new / 1-97
                           Space For Office Use Only




1.  NAME OF CORPORATION:

         Bishop Manufacturing Company of New York, Inc.

2.  THE CERTIFICATE OF INCORPORATION IS (CHECK A., B. OR C.):

  X        A.  AMENDED.
----------
           B.  AMENDED AND RESTATED.
----------
           C.  RESTATED.
----------

3. TEXT OF EACH AMENDMENT / RESTATEMENT:

           1. The name of the corporation is Atrium Door and Window Company of New York

4. VOTE INFORMATION (CHECK A., B. OR C.):

  X        A.  THE RESOLUTION WAS APPROVED BY SHAREHOLDERS AS FOLLOWS:
----------

         (SET FORTH ALL VOTING INFORMATION REQUIRED BY CONN. GEN. STAT. SECTION 33-800 AS AMENDED IN THE SPACE PROVIDED BELOW)

      The number of shares of common stock, no par value, entitled to vote is 1,000. The vote required for adoption of the resolution was 667 shares. 1,000 shares voted in favor of adoption of the resolution.

           B.  THE AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS
----------     WITHOUT SHAREHOLDER ACTION.  NO SHAREHOLDER VOTE WAS REQUIRED
               FOR ADOPTION.

           C.  THE AMENDMENT WAS ADOPTED BY THE INCORPORATORS WITHOUT
----------     SHAREHOLDER ACTION.  NO SHAREHOLDER VOTE WAS REQUIRED FOR
               ADOPTION.
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                                  5. EXECUTION

                      Dated this 1st day of December, 1997


    Randall S. Fojtasek                      President                By: /s/ Randall S. Fojtasek
                                                                          -----------------------
    Jeff L. Hull                             Secretary                By: /s/ Jeff L. Hull
                                                                          -----------------------


    PRINT OR TYPE NAME OF SIGNATORY          CAPACITY OF SIGNATORY           SIGNATURE